As filed with the Securities and Exchange Commission on August 3, 2016

Registration No. 333-212514

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☒ Pre-Effective Amendment No.

☐ Post-Effective Amendment No.

MEDLEY LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	6282	27-2437343
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Medley LLC
280 Park Avenue, 6th Floor East
New York, New York 10017

(Address of Principal Executive Offices)

(212) 759-0777

(Registrant’s Telephone Number, Including Area Code)

John D. Fredericks
General Counsel
Medley LLC
600 Montgomery Street, 35th Floor
San Francisco, CA 94111
Telephone: (415) 568-2760

(Name and Address of Agent for Service)

COPIES TO:

R. Cabell Morris, Esq. Winston & Strawn LLP 35 W Wacker Drive Chicago, IL 60601-9703 Tel: (312) 558-5609 Fax: (312) 558-5700	Stuart Gelfond, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: (212) 859-8000 Fax: (212) 859-4000

Approximate date of proposed public offering: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Notes due 20 (2)	$28,750,000	100%	$28,750,000	$2,895.13	(3)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.
(2)	There is being registered hereunder an indeterminate number of debt securities of the Registrant as may be sold, from time to time. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $28,750,000.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of Medley LLC is being filed for the sole purpose of re-filing Exhibits 5.1 and 23.2 (included in Exhibit 5.1).

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses payable by the Company expected to be incurred in connection with the issuance and distribution of the Notes being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc.

Filing Fee – Securities and Exchange Commission	$2,895.13
Fee – Financial Industry Regulatory Authority, Inc.	4,812.50
Listing Fee – New York Stock Exchange	15,000.00
Fees and Expenses of Counsel	395,000.00
Printing Expenses	15,000.00
Fees and Expenses of Accountants	185,000.00
Trustee, Transfer Agent and Registrar’s Fees	15,000.00
Miscellaneous Expenses	17,292.37
Total	$650,000.00

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, that are set forth in a limited liability company’s operation agreement, a limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the terms of our Operating Agreement, the Company must indemnify any Indemnitee (as defined below) who is made or threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by Indemnitee in such capacity, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals; provided that such Indemnitee is not entitled to indemnification if such Indemnitee’s conduct constituted fraud, bad faith or willful misconduct. Under the Operating Agreement, Indemnitee means: (a) the Manager, (b) any additional or substitute Manager, (c) any Person who is or was a “Tax Matters Member” (as defined in the Operating Agreement), officer or director of the Manager or any additional or substitute Manager, (d) any officer or director of the Manager or any additional or substitute Manager who is or was serving at the request of the Manager or any additional or substitute Manager as an officer, director, employee, member, Member, Tax Matters Member, agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (e) any Officer or other Person the Manager in its sole discretion designates as an “Indemnitee” for purposes of this Agreement and (f) any heir, executor or administrator with respect to Persons named in clauses (a) through (e).

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, under our Operating Agreement or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to the directors and officers of the Manager against loss rising from claims made by reason of breach of duty or other wrongful act and (2) with respect to indemnification payments that may be made to such directors and officers.

The proposed form of distribution agreement to be filed as Exhibit 1.1. hereto provides for indemnification to such directors and officers by the purchasing agents against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included herein or incorporated herein by reference.

Exhibit No.	Description
1.1(c)	Form of Distribution Agreement
3.1(c)	Certificate of Formation of Medley LLC.
3.2	Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated as of September 23, 2014 (incorporated by reference to Exhibit 10.1 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
4.1(b)	Form of Indenture, dated as of , 2016, between Medley LLC and U.S. Bank National Association, as trustee
4.2(b)	Form of First Supplemental Indenture dated as of , 2016, between Medley LLC and U.S. Bank National Association, as Trustee, with the form of note included therein
5.1	Opinion of Winston & Strawn LLP
10.2	Exchange Agreement, dated as of September 23, 2014, among Medley Management Inc., Medley LLC and the holders of LLC Units from time to time party thereto (incorporated by reference to Exhibit 10.2 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
10.3	Tax Receivable Agreement, dated as of September 23, 2014, by and among Medley Management Inc. and each of the other persons from time to time party thereto (incorporated by reference to Exhibit 10.3 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
10.4	Credit Agreement, dated as of August 14, 2014, among Medley LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.10 to Medley Management Inc’s Registration Statement on Form S-1 (File No. 333-198212) filed on August 18, 2014)
10.5	Credit Agreement, dated as of August 19, 2014, among Medley LLC, the lenders party thereto and City National Bank (incorporated by reference to Exhibit 10.11 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.6	Guarantee and Collateral Agreement, dated as of August 19, 2014, among Medley LLC, the subsidiary guarantors party thereto and City National Bank (incorporated by reference to Exhibit 10.12 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.7†	Medley Management Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
10.8†	Form of Employee Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.5.2 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.9†	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.5.3 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.10†	Medley LLC Unit Award Agreement to Jeffrey Tonkel, dated as of January 7, 2013 (incorporated by reference to Exhibit 10.6 to Medley Management Inc.’s Registration Statement on Form S-1 (File No. 333-198212) filed on August 18, 2014)
10.11(b)	Master Investment Agreement, dated as of June 3, 2016, among Medley LLC, DB MED INVESTOR I LLC and DB MED INVESTOR II LLC

Exhibit No.	Description
21.1(b)	List of subsidiaries of Medley LLC
23.1(b)	Consent of RSM US LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1(a)	Powers of Attorney
25.1(c)	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Indenture

†	Indicates exhibits that constitute management contracts or compensatory plans or arrangements.
(a)	Previously filed on July 14, 2016.
(b)	Previously filed on July 28, 2016.
(c)	Previously filed on August 2, 2016.

ITEM 17. UNDERTAKINGS

(1)	The undersigned Registrant hereby undertakes to provide to the agents at the closing specified in the distribution agreement certificates in such denominations and registered in such names as required by the agents to permit prompt delivery to each purchaser.
(2)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(3)	The undersigned Registrant hereby undertakes that:
(a)	For purposes of determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.
(b)	For the purpose of determining any liability under the Securities Act, it will treat each post-effective Amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, in the State of New York, on this 3rd day of August, 2016.

MEDLEY LLC

By:	Medley Management Inc., Manager
By:	/s/ Richard T. Allorto, Jr. Name: Richard T. Allorto, Jr. Title: Chief Financial Officer of Medley Management Inc.

Signature	Title	Date
*	Co-Chief Executive Officer, Chief Investment Officer and Co-Chairman (Co-Principal Executive Officer) of Medley Management Inc., Manager of Registrant	August 3, 2016
*	Co-Chief Executive Officer and Co-Chairman (Co-Principal Executive Officer) of Medley Management Inc., Manager of Registrant	August 3, 2016
*	President of Medley Management Inc., Manager of Registrant	August 3, 2016
/s/ Richard T. Allorto, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Medley Management Inc., Manager of Registrant	August 3, 2016
*By: /s/ Richard T. Allorto, Jr. Richard T. Allorto, Jr., as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1(c)	Form of Distribution Agreement
3.1(c)	Certificate of Formation of Medley LLC.
3.2	Fourth Amended and Restated Limited Liability Company Agreement of Medley LLC, dated as of September 23, 2014 (incorporated by reference to Exhibit 10.1 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
4.1(b)	Form of Indenture, dated as of , 2016, between Medley LLC and U.S. Bank National Association, as trustee
4.2(b)	Form of First Supplemental Indenture dated as of , 2016, between Medley LLC and U.S. Bank National Association, as Trustee, with the form of note included therein
5.1	Opinion of Winston & Strawn LLP
10.2	Exchange Agreement, dated as of September 23, 2014, among Medley Management Inc., Medley LLC and the holders of LLC Units from time to time party thereto (incorporated by reference to Exhibit 10.2 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
10.3	Tax Receivable Agreement, dated as of September 23, 2014, by and among Medley Management Inc. and each of the other persons from time to time party thereto (incorporated by reference to Exhibit 10.3 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
10.4	Credit Agreement, dated as of August 14, 2014, among Medley LLC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch (incorporated by reference to Exhibit 10.10 to Medley Management Inc’s Registration Statement on Form S-1 (File No. 333-198212) filed on August 18, 2014)
10.5	Credit Agreement, dated as of August 19, 2014, among Medley LLC, the lenders party thereto and City National Bank (incorporated by reference to Exhibit 10.11 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.6	Guarantee and Collateral Agreement, dated as of August 19, 2014, among Medley LLC, the subsidiary guarantors party thereto and City National Bank (incorporated by reference to Exhibit 10.12 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.7†	Medley Management Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to Medley Management Inc.’s Current Report on Form 8-K (File No. 001-36638) filed on September 29, 2014)
10.8†	Form of Employee Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.5.2 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.9†	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.5.3 to Medley Management Inc.’s Registration Statement on Form S-1/A (File No. 333-198212) filed on September 3, 2014)
10.10†	Medley LLC Unit Award Agreement to Jeffrey Tonkel, dated as of January 7, 2013 (incorporated by reference to Exhibit 10.6 to Medley Management Inc.’s Registration Statement on Form S-1 (File No. 333-198212) filed on August 18, 2014)
10.11(b)	Master Investment Agreement, dated as of June 3, 2016, among Medley LLC, DB MED INVESTOR I LLC and DB MED INVESTOR II LLC
21.1(b)	List of subsidiaries of Medley LLC
23.1(b)	Consent of RSM US LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1(a)	Powers of Attorney (see signature page)
25.1(c)	Form T-1 Statement of Eligibility of U.S. Bank National Association to act as Trustee under the Indenture

†	Indicates exhibits that constitute management contracts or compensatory plans or arrangements.
(a)	Previously filed on July 14, 2016.
(b)	Previously filed on July 28, 2016.
(c)	Previously filed on August 2, 2016.